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20 AUGUST 1998                                                      EXHIBIT 5.01



                           [Memery Crystal Letterhead]

Micro Focus Group Plc
The Lawn
22-30 Old Bath Road
Newbury
Berkshire RG14 1QN
ENGLAND

Dear Sirs

REGISTRATION ON FORM F-4

You have requested our opinion with respect to certain matters of English law in connection with the Registration Statement on Form F-4 ("the Registration Statement") to be filed by Micro Focus Group plc ("Micro Focus") with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, of up to 75,409,000 Ordinary Shares of 2p each in Micro Focus ("the Shares"). The Shares are to be issued for outstanding shares of Intersolv, Inc common stock as described in the Registration Statement and pursuant to the Agreement and Plan of Reorganisation by and among Intersolv, Inc, Micro Focus and Tower Merger Sub Inc. ("the Agreement") filed as an exhibit thereto. The Shares will be represented by American Depositary Shares, with each American Depositary Share representing five Shares. As your UK legal Counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issue of the Shares.

It is our opinion that, upon completion of the proceedings being taken or to be taken prior to issue of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the United States and the various states in the United States and in the United Kingdom, where required, the Shares when issued in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

We consent to the use of this Opinion as an exhibit to the Registration Statement. We also consent to all references to us in the Registration Statement, including the Proxy Statement/Prospectus constituting a part thereof and any amendments thereto which have been approved by us.

Yours truly,



/S/ MEMERY CRYSTAL
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